Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-4 of our report dated April 7, 2026, except for the effects of the restatement as discussed in Note 2 to the consolidated financial statements, as to which the date is November 12, 2026, with respect to the financial statements of SmartKem, Inc. included in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ CBIZ CPAs P.C.

New York, NY

November 12, 2026